Exhibit 99.4

Chatsworth Data Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet at March 31, 2006

	Historical	Historical	Pro Forma		Pro Forma
	Chatsworth (a)	Adera Mine (a)	Adjustments		Chatsworth

Assets
Current Assets:
Cash and cash equivalents	$552,424	$4,826	$4,400,000	c	$

			(350,000)	e
			(4,000,000)	e
			(552,424)	n	54,826
Receivables, net	814,554				814,554
Inventory	1,128,783				1,128,783
Other	72,714				72,714

Total Current Assets	2,568,475	4,826	(502,424)		2,070,877

Property, Plant and Equipment, net	60,399	1,226			61,625
Investment in Subsidiary			60,000	d
			395,000	e
			6,000,000	e
			72,000	i
			240,000	j
			48,000	k
			48,000	l
			72,000	m
			37,080	q
			70,000	r
			(7,042,080)	e	0

Restricted Deposits	21,996				21,996
Goodwill and Other Intangibles, net			5,394,263	e	5,394,263

Total Assets	$2,650,870	$6,052	$4,891,839		$7,548,761

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$301,294	$7,099	$		$$308,393
Accrued payroll	137,495				137,495
Accrued interest
Income taxes payable
Current portion of long-term debt			1,000,000	e	1,000,000
Other	11,840				11,840
Dividend Payable			447,576	n	447,576
Estimated derivative liability			616,000	p	616,000
Accrued acquistion costs			710,000	o	710,000
Total Current Liabilities	450,629	7,099	2,773,576		3,231,304

Long-Term Debt , less current portion			1,000,000	e	1,000,000

Stockholders' Equity:
Common Stock	780	58	(23)	b
			176	c
			3	d
			(780)	e
			20	f

			15	h
			3	i
			10	j
			2	k
			2	l
			3	m	269

Additional paid-in capital	2,313,095	73,009	23	b
			(665,000)	e
			(2,313,095)	e
			4,399,824	c
				e
			59,997	d
			479,980	f
			359,985	h
			(360,000)	h
			71,997	i
			239,990	j
			47,998	k
			47,998	l
			71,997	m
			(616,000)	p
			37,080	q
			70,000	r	4,318,878

Unearned compensation related issuance
of restricted commom stock			(480,000)	f	(480,000)
Donated Capital		16,800			16,800
Accumulated deficit	(113,634)	(90,914)	(1,000,000)	n
			666,058	e	(538,490)

Total Stockholders' Equity	2,200,241	(1,047)	1,118,263		3,317,457

Total Liabilities and Stockholders' Equity	$2,650,870	$6,052	$4,891,839		$7,548,761

The acquisition of Chatsworth Data Corporation has been accounted for as a purchase combination. Assets acquired and liabilities assumed were recorded at their fair values as of March 31, 2006. The total preliminary purchase price is $7,042,080 including transaction costs and is comprised of the following:

Cash Consideration	$4,000,000
Notes Issued	2,000,000
Transaction Costs	395,000
Stock issued in connection with acquisition	480,000
Stock issued to selling shareholders	60,000
Warrants issued in connection with acquisition	107,080

Total Preliminary Purchase Price	$7,042,080

In accordance with SFAS No. 141, the preliminary purchase price will be allocated to Chatsworth’s net tangible and intangible assets based on their estimated fair value as of date of the closing of the transaction. The Company is in the process of securing an independent valuation of the intangible assets which will be included in a subsequent filing of Form 10KSB. Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:

Reconciliation of Purchase Price

June 30, 2006
Assets:
Cash and cash equivalents	$0
Receivables, net	814,554
Inventory	1,128,783
Other	72,714
Property, Plant and Equipment, net	60,399
Restricted Deposits	21,996
Goodwill and Other Intangibles, net	5,394,263

Total Assets at Fair Value	7,492,709

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	301,294
Accrued payroll	137,495
Other	11,840

Total Liabilities	450,629

Total Purchase Price	$7,042,080

The preliminary allocation of the purchase price was based upon a preliminary valuation, and the excess of the purchase price over the fair market value of the tangible assets has been allocated to goodwill. The estimates and assumptions are subject to change upon the finalization of the valuation.

Balance Sheet Adjustments:

(a)	These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to present them on a consistent basis.

(b)	To cancel 2,331,570 shares of common stock of Adera as part of the transaction.

(c)	Adjustment to reflect the cash purchase price excluding issuance of common stock the selling shareholders.

(d)	Adjustment to reflect the value of shares issued to the selling shareholders.

(e)	Adjustment to reflect the consideration paid to selling shareholders and to remove historical equity of Chatsworth Data Corporation.

(f)	To record 2,000,000 shares issued for consulting agreement covering two year period commencing August 15, 2006.

(g)	Not used.

(h)	To reflect the issuance of 1,500,000 shares to professional advisors in connection with the financing.

(i)	To record issuance of 300,000 shares to professional advisors in connection with the acquisition of Chatsworth.

(j)	To record issuance of 1,000,000 shares to advisors in connection with the acquisition of Chatsworth.

(k)	To record issuance of 200,000 shares to advisors in connection with the acquisition of Chatsworth.

(l)	To record issuance of 200,000 shares to advisors in connection with the acquisition of Chatsworth.

(m)	To record issuance of 300,000 shares to advisors in connection with the acquisition of Chatsworth.

(n)
To reflect cash withdrawn by Chatsworth shareholders prior to closing. In July 2006 the selling shareholders received a cash distribution of $1,000,000. The amount, $552,424, represented the available cash at March 31, 2006. The liability for the unpaid portion of the dividend has been accrued as a liability.

(o)	To accrue estimated closing costs.

(p)	To record liability for derivative liability for warrants.

(q)	To record issuance of 103,000 warrants to professional advisors in connection with acquisition.

(r)	To record issuance of 1,000,000 warrants in connection with transaction.

Chatsworth Data Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the twelve months ended December 31, 2005

	Historical	Historical	Pro Forma		Pro Forma
(dollars, except per share data)	Chatsworth (a)	Adera Mine (a)	Adjustments		Chatsworth
Revenue	$5,561,583	$0	$0		$5,561,583

Cost of Revenue	4,358,142				4,358,142

Depreciation and amortization	23,543	265			23,808

Selling, general and administrative	619,266	49,514			668,780

Total costs and expenses	5,000,951	49,779	0		5,050,730

Operating Income (Loss)	560,632	(49,779)	0		510,853

Other Income (Expense):

Rental income	29,432				29,432
Interest income	15,199				15,199
Interest expense			(85,420)	b	(85,420)
Gain on sale of building	2,934,331				2,934,331
Other, net	366				366

Total other income (expense)	2,979,328	0	(85,420)		2,893,908

Income from operations before income tax	3,539,960	(49,779)	(85,420)		3,404,761

Income tax expense	54,561		1,301,555	c	1,356,116

Net Income (Loss)	$3,485,399	($49,779)	($1,386,975)		$2,048,645

Weighted Average Shares Outstanding		5,638,000	21,212,000		26,850,000

Basic and Diluted Net Income Per Common Share					$0.08

Chatsworth Data Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2006

	Historical	Historical	Pro Forma		Pro Forma
(dollars, except per share data)	Chatsworth (a)	Adera Mine (a)	Adjustments		Chatsworth
Revenue	$1,515,896	$0	$0		$1,515,896

Cost of Revenue	1,185,525				1,185,525

Depreciation and amortization		99			99

Selling, general and administrative	271,366	8,474			279,840

Total costs and expenses	1,456,891	8,573	0		1,465,464

Operating Income (Loss)	59,005	(8,573)	0		50,432

Other Income (Expense):

Rental income
Interest income	4,350				4,350
Interest expense			(10,531)	b	(10,531)
Gain on sale of building
Other, net	16				16

Total other income (expense)	4,366	0	(10,531)		(6,165)

Income from operations before income tax	63,371	(8,573)	(10,531)		44,267

Income tax expense			17,625	c	17,625

Net Income (Loss)	$63,371	($8,573)	($28,156)		$26,642

Weighted Average Shares Outstanding		5,638,000	21,212,000		26,850,000

Basic and Diluted Net Income Per Common Share					$0.00

Statement of Operations Adjustments

(a)	These columns reflect the historical statements of operations of the respective companies. Certain reclassifications have been made to present them on a consistent basis.

(b)
Record interest expense attributable to the note issued as part of the purchase consideration. The interest rate on the note is fixed at the annual Libor rate plus 1 percent. (Annual Libor +1%) on the day of execution. The effective interest rate at January 1, 2005 was 4.271%.

(c)
Record income tax expense for both state and federal taxes at an effective tax rate of 39.83%. Since Chatsworth was structured as a subchapter S Corporation, the shareholders and not the entity were assessed income taxes. (Chatsworth, as a subchapter S Corporation, paid only a minimal California tax)

(d)
Amortization of goodwill. The Company has preliminarily allocated the excess of the purchase price over the fair market value of the tangible assets acquired to goodwill. The Company has not yet had time to analyze the fair market value of the intangible assets acquired. Once the analysis is completed, it is possible that the proforma results will change based upon the reallocation of the purchase price.